EXHIBIT 99.1
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NEWS RELEASE

NEWMONT MINING CORPORATION, 1700 LINCOLN STREET, DENVER, COLORADO 80203



Media Contact:                           Investor Contact:
Doug Hock                                Wendy Yang
(303) 837-5812                           (303) 837-6141


NEWMONT, BATTLE MOUNTAIN ANNOUNCE CLOSURE OF MERGER

DENVER, January 11, 2001--The merger of Battle Mountain Gold Company with a wholly owned subsidiary of Newmont Mining Corporation was completed last night. The merger transaction was approved by Battle Mountain shareholders on January 5, 2001.

Under the merger agreement entered into on June 21, 2000, each of Battle Mountain's outstanding shares of common stock and each of Battle Mountain Canada's exchangeable shares will be exchanged for 0.105 share of Newmont's common stock. In addition, each share of Battle Mountain's convertible preferred stock will be exchanged for one share of Newmont convertible preferred stock with substantially identical terms and conditions. Battle Mountain's stock was delisted from the New York and Toronto stock exchanges at the close of trading yesterday. The convertible preferred stock is traded on the New York Stock Exchange under the symbol NEM Pr.

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